CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to use of our report dated October 31, 2001, incorporated in this Registration Statement by reference, to the Putnam Tax Exempt Income Fund, and to the references to our firm under the captions "Financial Highlights" and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.


                                               /s/ KPMG LLP
Boston, Massachusetts
January 25, 2002